SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT ("Amendment") is executed as of April 3, 2020, by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower"), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").
RECITALS
WHEREAS, Borrowers, Agent and the Lenders are party to an Amended and Restated Credit Agreement dated November 8, 2018, as amended by a Waiver and First Amendment to Credit Agreement and Loan Documents dated May 7, 2019, a Second Amendment to Credit Agreement and Loan Documents dated June 14, 2019, a Third Amendment to Credit Agreement and Loan Documents dated June 28, 2019, a Waiver and Fourth Amendment to Credit Agreement and Loan Documents dated July 16, 2019 (the "Fourth Amendment"), and a Fifth Amendment to Credit Agreement dated August 7, 2019 (as so amended, the "Credit Agreement"), providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith. All of the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents";
WHEREAS, each Borrower reaffirms, ratifies and confirms the Loan Documents and the Indebtedness as valid and binding. Each Borrower acknowledges that Agent and Lenders have duly performed all of their obligations under the Loan Documents;
WHEREAS, Borrowers, Agent and Lenders acknowledge and agree that, (i) pursuant to the terms of the Credit Agreement, a principal installment under the CAPEX Loan (together with accrued interest) was due by the Borrowers on December 31, 2019 (the "CAPEX Loan Q4 Installment"), and (ii) due to an internal system miscalculation, such CAPEX Loan Q4 Installment was not collected from the Borrowers by the Agent or Lenders; and
WHEREAS, Borrowers, Lenders and Agent desire to enter into this Amendment to make certain amendments and modifications to the Credit Agreement and to acknowledge and agree to the adjusted payment date for the CAPEX Loan Q4 Installment as set forth herein.
NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Credit Agreement is hereby amended as follows:
1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Credit Agreement.
2.Amendments to Credit Agreement.
(a)Definitions. The following definitions appearing in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

"Consolidated EBITDA" shall mean, for any period of determination, without duplication:
(a)     Consolidated net income; plus
(b)     the sum of the following to the extent deducted in calculating Consolidated net income:
(i)     Interest Expense,
(ii)     tax expense (including, without limitation, any federal, state, local and foreign Income Taxes),
(iii)     depreciation and amortization expense,
(iv)     Management Fees,
(v)     non-cash charges, losses or expenses for incentive stock programs (excluding reserves for future cash charges),
(vi)     other non-cash charges, losses or expenses in an amount not to exceed Five Hundred Thousand Dollars ($500,000.00) during any twelve month period, to the extent approved by Agent,
(vii)    costs and expenses incurred in connection with (A) the Fourth Amendment, in an amount not to exceed One Hundred Thousand Dollars ($100,000) with respect to calculations thereof for the US Borrower's last fiscal quarter in 2019 and first two fiscal quarters in 2020, and (B) the Sixth Amendment, in an amount not to exceed Seventy-Five Thousand Dollars ($75,000) with respect to calculations thereof for the US Borrower's fiscal quarters in 2020,
(viii)    restructuring costs and expenses incurred from time to time at various locations (excluding the 2019 CEO Severance expenses), in an aggregate amount during any twelve-month period, not to exceed (A) Five Million and 00/100 Dollars ($5,000,000.00), with respect to calculations thereof from the Fourth Amendment Effective Date, through and including US Borrower's second fiscal quarter in 2020, (B) Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) with respect to calculations thereof for US Borrower's third and fourth fiscal quarters in 2020, and (C) One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) with respect to any calculation thereof after such fourth quarter in 2020,
(ix)    costs incurred with respect to the purchase and implementation of US Borrower's enterprise resource planning system, in aggregate amount not to exceed (A) One Million and 00/100 Dollars ($1,000,000.00) with respect to calculations thereof for each of US Borrower's fiscal quarters in 2019, (B) Six Hundred Thousand and 00/100 Dollars ($600,000.00), with respect to calculations thereof for each of US Borrower's fiscal quarters in 2020, and (C) Zero Dollars with respect to any calculation thereafter,
(x)    with respect to calculations thereof that include any of the months within US Borrower's 2019 Fiscal Year, (A) consulting expenses in an aggregate amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), and (B) severance expenses incurred in connection with the resignation of the CEO of US Borrower (the "2019 CEO Severance") in an aggregate amount not to exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00),
(xi)    non-cash impairment charges pertaining to the value of goodwill, and
(xii)    solely for purposes of calculating the Total Leverage Ratio under Section 7.1(a) of the Credit Agreement for the US Borrower's first and second fiscal quarters of its 2020 Fiscal Year, the Inventory Adjustment; minus
(c)     non-cash charges previously added back to Consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period; minus
(d)     any other non-recurring, non-cash gains during such period, including without limitation, (i) gains from the sale or exchange of assets other than in the ordinary course of business and (ii) gains from early extinguishment of Indebtedness or Hedging Agreements.
"Fiscal Year" shall mean the twelve-month period ending on (i) the Sunday falling nearest to the last day of the calendar year, with respect to the 2019 Fiscal Year and each Fiscal Year prior thereto, and (ii) December 31, with respect to the 2020 Fiscal Year and each Fiscal Year thereafter.
"Inventory Adjustment" shall mean an amount equal to $600,000, resulting from a non-cash inventory write-off taken during the US Borrower's third fiscal quarter in its 2019 Fiscal Year and approved by Agent.
(b)Covenant Compliance Report.
(i)The requirement for a monthly Covenant Compliance Report as set forth in Section 6.2(a)(iii) is hereby eliminated.
(ii)In furtherance of the foregoing, the form of Covenant Compliance Report attached to the Credit Agreement is hereby amended and replaced in its entirety with the form of Covenant Compliance Report attached to this Amendment as Exhibit B.
(c)Fiscal Year. Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"7.12    Fiscal Year. Commencing with the 2020 Fiscal Year, permit the Fiscal Year of any Credit Party to end on a day other than December 31."
(d)Payment of CAPEX Loan Q4 Installment. Notwithstanding anything to the contrary in the Credit Agreement or the other Loan Documents, Borrowers agree to pay the CAPEX Loan Q4 Installment, together with all interest accrued thereon to the date of this Amendment, as determined by Agent (the "Adjusted Payment"), as a condition to the effectiveness of this Amendment, and the Agent and Lenders agree to accept such payment in satisfaction of Borrowers' obligation to make the CAPEX Loan Q4 Installment on December 31, 2019. All other payments of principal and accrued interest under the CAPEX Loan shall be made strictly in accordance with the terms and conditions of the Credit Agreement.

3.Representations and Warranties; Effectiveness. Each Borrower represents, warrants, and agrees that:
(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon (i) delivery to Agent of all executed counterparts hereto, (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A, all in form and content satisfactory to Agent, (iii) payment to Agent for distribution to Lenders executing this Amendment in accordance with their Percentages, of an amendment fee in the aggregate amount of five (5) basis points of the sum of (A) the Revolving Credit Aggregate Commitment, (B) the CAPEX Loan Aggregate Commitment, and (C) the outstanding principal balance of all Amortizing Loans as of the date hereof, which fee is deemed fully earned on the date hereof and not refundable under any circumstance, (iv) payment to the Agent for the sole account of the Agent, the arrangement fee provided in the Supplement to Agent's Fee Letter dated as of the same date herewith, and (v) payment of the Adjusted Payment to the Agent for distribution to the Lenders in accordance with the Credit Agreement.
(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Credit Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.
(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Credit Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.
(d)Upon giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a Default or Event of Default.
4.No Waiver. The Borrowers hereby acknowledge and agree that no delay or failure of the Agent or the Lenders in exercising any right, remedy, power or privilege under the Credit Agreement or the Loan Documents shall affect that right, remedy, power or privilege. No delay or failure of the Agent or Lenders to demand strict adherence to the terms of the Credit Agreement or the other Loan Documents, shall be deemed to constitute a course of conduct inconsistent with the Agent's and Lenders' rights at any time, before or after the occurrence of any Event of Default, to prospectively demand strict adherence to the terms of the Credit Agreement and the other Loan Documents.
5.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Credit Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Credit Agreement.
6.Waiver and Release of All Claims and Defenses. Borrowers, Guarantors and their representatives, successors, assigns, agents, employees, officers, directors, members, managers and heirs hereby waive, relinquish, discharge and release Agent, Lenders and their successors, assigns, agents, employees and attorneys from all claims and defenses of every kind or nature, known or unknown, whether existing by virtue of state, federal, bankruptcy or non-bankruptcy federal law, by agreement or otherwise, against Agent or any Lender, whether previously or now existing or arising out of or relating to any transactions or dealings between Agent, Lenders, and Borrowers through the date of this Amendment with respect to the Indebtedness or otherwise, including without limitation, any affirmative defenses, counter-claims, set-offs, deductions or recoupments.
7.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.
8.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.
9.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
10.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Credit Agreement, the Loan Documents and/or the Indebtedness.
11.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.
12.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
[Signatures on following pages]

This Amendment is executed and delivered as of the date first entered above.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower
By:	/s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title:	President

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower
By:	/s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title:	President

SIGNATURES CONTINUE ON FOLLOWING PAGE

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender
By:	/s/ Michael Farley
Michael Farley
Its:	Senior Vice President

COMERICA BANK,
as Lender
By:	/s/ Paul G. Russo
Paul G. Russo
Its:	Vice President

FLAGSTAR BANK, FSB,
as Lender
By:	/s/ Kathryn Pothier-Hilt
Kathryn Pothier-Hilt
Its:	First Vice President

KEYBANK NATIONAL ASSOCIATION,
as Lender
By:	/s/ Michael Dolson
Michael Dolson
Its:	Senior Vice President

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Sixth Amendment to Credit Agreement of even date herewith (the "Sixth Amendment") between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Comerica Bank, in its capacity as a "Lender", Flagstar Bank, FSB, in its capacity as a "Lender", and KeyBank National Association, in its capacity as a "Lender", executed in connection with the Amended and Restated Credit Agreement dated as of November 8, 2018 among Borrowers, Lenders and the Agent, as amended (the "Agreement"), (ii) agrees to and acknowledges the waiver and release in Section 6 of the Sixth Amendment, and (iii) ratifies and affirms its Continuing Agreement of Guaranty and Suretyship dated as of April 29, 2016 (as amended from time to time, the "Guaranty"), which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement and amended by the Sixth Amendment) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers, as amended by the Sixth Amendment.

Executed as of the 3rd day of April, 2020.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.
UNIQUE-PRESCOTECH, INC.
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:	/s/ Byrd Douglas Cain III
Byrd Douglas Cain III
Title:	President of each of the above entities